UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Forbearance Agreement

On September 30, 2010 Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) and certain of its subsidiaries entered into a Forbearance Agreement (the “Forbearance Agreement”) with the lenders party thereto and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent (the “Agent”).

The terms of the Forbearance Agreement provide that during the Forbearance Period (as defined below), the Agent and the lenders agree, subject to certain terms and conditions, to forbear from exercising their rights and remedies under the Company’s Credit Agreement, dated as of February 27, 2009 (as amended, the “Credit Agreement”), in connection with certain defaults arising from the failure of the Company to make the interest payment due on October 1, 2010 under the Company’s 7.75% Senior Subordinated Notes due 2013 (the “Prospective Default”). The lenders agreed that, during the Forbearance Period (as defined below), they will continue to provide revolver commitments in accordance with the terms of the Credit Agreement.

The Forbearance Agreement is effective for the period (the “Forbearance Period”) from September 30, 2010 until the earliest of (i) any default or any event of default under the Credit Agreement (other than the Prospective Default); (ii) any material adverse change since the date of the Forbearance Agreement and (iii) October 31, 2010 (as may be extended pursuant to the terms of the Forbearance Agreement).

In consideration for entering into the Forbearance Agreement, Angiotech has paid the Agent a fee of $50,000.

The above description of the Forbearance Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Forbearance Agreement or the Credit Agreement. The above description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Indemnification Agreements

On September 24, 2010 the Board of Directors of Angiotech approved revised form indemnification agreements to be entered into with Dr. William L. Hunter, director and President and Chief Executive Officer of the Company, and its other directors and executive officers in Canada and the United States, which are substantially similar to those currently in effect (the “Indemnification Agreements”). On September 28, 2010, the Company entered into Indemnification Agreements with certain of its directors and executive officers.

Consistent with the indemnification agreements currently in effect, the Indemnification Agreements provide that Angiotech will indemnify each of the covered directors and executive officers to the fullest extent permitted by law for claims arising in such person’s capacity as a director and/or executive officer, provided that, among other things, such director and/or executive officer acted in good faith and with a view to the best interests of Angiotech and, with respect to any criminal proceeding, had no reasonable grounds for believing that his/her conduct was unlawful. If requested, Angiotech is required to advance such person’s expenses in connection with his or her defense, provided that, among other things, the director and/or executive officer undertakes to repay all amounts advanced if it is ultimately determined that payment of such amounts was prohibited by the Business Corporations Act (British Columbia).

The above description of the Indemnification Agreements is qualified in its entirety by reference to the form indemnification agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, the Company adopted a key employee incentive program (the “KEIP”), which is designed to incentivize certain of the Company’s key employees to successfully and promptly address certain of the Company’s outstanding financial obligations by giving these key employees an incentive payment tied to the accomplishment of these goals.

Under the KEIP, each participant will be eligible to receive a cash incentive award (an “Award”). The Awards will be paid in three equal installments upon the occurrence of each of the following performance milestones (each, a “Milestone”), subject to a participant’s continued employment by the Company or one of its subsidiaries through each applicable Milestone date:

•

One-third ( 1/3) of the Award will be paid upon Angiotech’s execution of a binding agreement pursuant to which Angiotech will effect a transaction that will recapitalize Angiotech or otherwise restructure certain of its existing obligations, including Angiotech’s outstanding indebtedness (a “Transaction Agreement”);

•	One-third ( 1/3) of the Award will be paid upon the consummation of the transaction contemplated by the Transaction Agreement (the “Closing”); and

•	One-third ( 1/3) of the Award will be paid on the date that is 90 days following the Closing.

In the event a participant’s employment is terminated prior to the occurrence of a Milestone, the participant will forfeit his right to any future Award payments. Participants in the KEIP include the Company’s named executive officers, whose Award amounts are set forth in the following table:

Name	Award
William Hunter	$572,728
Thomas Bailey	$289,380
David McMasters	$194,876
Rui Avelar	$119,306
Jeff Gross	$61,928

Item 8.01.	Other Events.

On October 1, 2010, the Company issued a press release announcing the entry into the Forbearance Agreement described in Item 1.01. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Forbearance Agreement, dated as of September 30, 2010, by and among Angiotech Pharmaceuticals, Inc. (“Parent”), the subsidiaries of Parent listed as borrowers on the signature pages thereto, the lenders signatory thereto and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent.

10.2	Form of U.S. Director Indemnification Agreement.

10.3	Form of Canadian Director Indemnification Agreement.

10.4	Form of U.S. Executive Indemnification Agreement.

10.5	Form of Canadian Executive Indemnification Agreement.

10.6	Form of William L. Hunter Indemnification Agreement.

99.1	Press Release, dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Dated: October 4, 2010	By:	/S/ K. THOMAS BAILEY
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer